Exhibit 99.1

                                  PRESS RELEASE

                                                                   July 12, 2006
                                                          Contact: Tiffany Glenn
                                                                  (757) 217-1000

                        HAMPTON ROADS BANKSHARES REPORTS
                  HIGHER SECOND QUARTER AND FIRST HALF EARNINGS

NORFOLK, VA - Hampton Roads Bankshares, Inc. (OTC Bulletin Board: HMPR), parent company of Bank of Hampton Roads, today announced its financial results for the second quarter and first half of 2006. For the three months ended June 30, 2006, the company earned a record $1,574,110, which represented a 20.63% increase over second quarter 2005. Diluted earnings per share for the second quarter of 2006 was $.19, an increase of 18.75% compared with $.16 in the second quarter of 2005. Net income in the first half of 2006 was $2,894,011 or 15.34% higher than $2,509,181 in the first half of 2005. Diluted earnings per share increased 13.33% to $0.34 in the first half of 2006 compared with $0.30 in the first six months of 2005.

The company's profitability ratios also increased in the second quarter and first half of 2006. Return on average assets was 1.52% in the second quarter of 2006, up 14 basis points from second quarter 2005. Return on average shareholders' equity was 12.69% in the 2006 quarter, up 101 basis points from second quarter 2005. After six months, the return on average assets was 1.42% in 2006 compared with 1.37% in 2005. The return on average shareholders' equity improved to 11.87% in the first half of 2006 compared with 11.51% in the first half of 2005.

Higher net interest income was the primary factor in the higher second quarter and first half earnings in 2006. Net interest income increased 16.28% in the second quarter of 2006 and 17.40% in the first half of 2006 over the comparable periods in 2005. The increases were prompted by an 11.41% increase in total loans from June 30, 2005 and an increase in the net interest margin. Net interest margin for the second quarter of 2006 was 5.41% compared to 5.09% for the second quarter of 2005. In the first half, the net interest margin was 5.33% in 2006 compared with 5.04% in 2005. Rising interest rates in conjunction with loan growth contributed to the improvements in the net interest margin.

For the third consecutive quarter, recoveries on loans previously charged off exceeded the amount of current period losses, thus increasing the allowance for loan losses. Based on the net recoveries and the strength of other measures of credit quality, the company did not record a provision for loan losses in the second quarter of 2006. At June 30, 2006, the company's allowance for loan losses was 1.13% of total loans, which was equivalent to the ratio at the same time last year. The company's nonperforming assets to total assets ratio was 0.40% on June 30, 2006.

Higher non-interest expense partially offset the factors described above that increased net income. Non-interest expense increased 16.79% and 20.56% in the second quarter and first half of 2006, respectively, over the comparable periods in 2005. The increases were attributable to several factors, including higher employee benefits expense related to incentive programs designed to attract business and increased salary expense related to an increase in the number of employees and normal salary increases. In addition, the company incurred higher occupancy expense due primarily to the addition of two branch offices, the new corporate headquarters, and renovations at a number of branch locations. Other operating expense rose due to expenses associated with the new branch offices and a television advertising campaign conducted in the first half of 2006.

Hampton Roads Bankshares is traded on the Over the Counter Bulletin Board under the symbol HMPR. The company has applied and is awaiting approval to have its common stock qualified for listing on the NASDAQ Capital Market under the same symbol.

Bank of Hampton Roads has been in business since 1987 and operates seventeen locations throughout the cities of Norfolk, Chesapeake, Virginia Beach and Suffolk. Additional information about the Company and its subsidiaries can be found on the Web at www.bankofhamptonroads.com.

                         HAMPTON ROADS BANKSHARES, INC.
                              FINANCIAL HIGHLIGHTS
                                    Unaudited

                                              THREE MONTHS ENDED                                  SIX MONTHS ENDED
                               -----------------------------------------------    -----------------------------------------------
                                  JUNE 30,         JUNE 30,            %             JUNE 30,         JUNE 30,            %
     OPERATING RESULTS             2006              2005           CHANGE             2006             2005           CHANGE
----------------------------   -------------    -------------    -------------    -------------    -------------    -------------
Interest income                $   7,149,441    $   5,902,209            21.13%   $  13,665,841    $  11,214,312            21.86%
Interest expense                   1,951,543        1,432,015            36.28%       3,666,281        2,696,959            35.94%
                               -------------    -------------                     -------------    -------------
Net interest income                5,197,898        4,470,194            16.28%       9,999,560        8,517,353            17.40%
Provision for loan losses                 --          162,000          -100.00%              --          309,000          -100.00%
Noninterest income                   799,597          770,588             3.76%       1,714,055        1,680,941             1.97%
Noninterest expense                3,604,487        3,086,284            16.79%       7,314,924        6,067,420            20.56%
Income taxes                         818,898          687,566            19.10%       1,504,680        1,312,693            14.63%
                               -------------    -------------                     -------------    -------------
Net income                     $   1,574,110    $   1,304,932            20.63%   $   2,894,011    $   2,509,181            15.34%
                               =============    =============                     =============    =============
Earnings per share:
  Basic                        $        0.19    $        0.16            18.75%   $        0.35    $        0.31            12.90%
  Diluted                               0.19             0.16            18.75%            0.34             0.30            13.33%
Book value per share                    6.01             5.56             8.14%            6.01             5.56             8.14%

BALANCE SHEET AT PERIOD-END
---------------------------

Total loans                    $ 330,622,034    $ 296,768,545            11.41%   $ 330,622,034    $ 296,768,545            11.41%
Total securities                  62,643,478       50,581,543            23.85%      62,643,478       50,581,543            23.85%
Total deposits                   331,737,325      308,955,742             7.37%     331,737,325      308,955,742             7.37%
Other borrowings                  39,300,000       30,500,000            28.85%      39,300,000       30,500,000            28.85%
Shareholders' equity              49,839,132       44,899,497            11.00%      49,839,132       44,899,497            11.00%
Total assets                     424,276,832      388,433,191             9.23%     424,276,832      388,433,191             9.23%

       DAILY AVERAGES
       --------------

Total loans                    $ 312,255,757    $ 293,025,049             6.56%   $ 301,872,919    $ 288,341,128             4.69%
Total securities                  70,513,927       46,112,153            52.92%      72,865,653       42,812,246            70.20%
Total deposits                   324,308,301      298,695,432             8.57%     321,116,049      288,461,563            11.32%
Other borrowings                  38,963,736       31,076,923            25.38%      35,696,685       31,394,392            13.70%
Shareholders' equity              49,751,790       44,816,347            11.01%      49,159,625       43,974,522            11.79%
Interest-earning assets          385,381,945      352,302,521             9.39%     378,662,040      341,034,664            11.03%
Interest-bearing liabilities     257,897,474      235,191,086             9.65%     255,001,893      225,393,743            13.14%
Total assets                     416,612,862      379,063,126             9.91%     409,910,437      368,441,657            11.26%

      FINANCIAL RATIOS
      ----------------

Return on average assets                1.52%            1.38%            0.14             1.42%            1.37%            0.05
Return on average equity               12.69%           11.68%            1.01            11.87%           11.51%            0.36
Net interest margin                     5.41%            5.09%            0.32             5.33%            5.04%            0.29
Efficiency ratio                       60.10%           58.89%            1.21            62.45%           59.49%            2.96

                                              THREE MONTHS ENDED                                  SIX MONTHS ENDED
                               -----------------------------------------------    -----------------------------------------------
                                  JUNE 30,        JUNE 30,            %             JUNE 30,         JUNE 30,            %
  ALLOWANCE FOR LOAN LOSSES        2006             2005           CHANGE             2006             2005           CHANGE
----------------------------   -------------    -------------    -------------    -------------    -------------    -------------
Beginning balance              $   3,716,998    $   3,180,195            16.88%   $   3,597,497    $   3,070,600            17.16%
Provision for losses                      --          162,000          -100.00%              --           309,000         -100.00%
Charge-offs                           (3,500)          (2,003)           74.74%        (53,914)          (50,035)            7.75%
Recoveries                            12,853            7,943            61.82%        182,768            18,570           884.21%
Ending balance                     3,726,351        3,348,135            11.30%      3,726,351         3,348,135            11.30%

     NONPERFORMING ASSETS
     --------------------

Nonaccrual loans               $   1,700,473    $   1,872,772           -9.20%    $   1,700,473    $   1,872,772            -9.20%
Loans 90 days past due and
still accruing
Interest                              14,119           63,805          -77.87%          14,119            63,805           -77.87%
Other real estate owned                   --               --                               --               --
Total nonperforming assets         1,714,592        1,936,577          -11.46%       1,714,592         1,936,577           -11.46%

     ASSET QUALITY RATIOS
     --------------------

Nonperforming assets to total
 assets                                 0.40%            0.50%           -0.10            0.40%             0.50%           -0.10
Allowance for loan losses to
 total loans                            1.13%            1.13%              --            1.13%             1.13%              --
Allowance for loan losses to
 nonperforming assets                 217.33%          172.89%           44.44          217.33%           172.89%           44.44

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, and inflation.

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